As filed with the Securities and Exchange Commission on May 22, 1998
                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                           ---------------------------

                               TELEGEN CORPORATION
             (Exact name of Registrant as specified in its charter)
                           ---------------------------

          California                                           84-0672714
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                           Identification Number)

                                      3665
                          (Primary Standard Industrial
                           Classification Code Number)

                                101 Saginaw Drive
                             Redwood City, CA 94063
                                 (650) 261-9400

               (Address, including zip code, and telephone number,
                      including area code, of Registrant's
                          principal executive offices)
                             -----------------------
                                Fred Y. Kashkooli
                             Chief Executive Officer
                                101 Saginaw Drive
                             Redwood City, CA 94063
                                 (650) 261-9400

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  With copy to:
                            Thomas C. DeFilipps, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                               Palo Alto, CA 94304
                                 (650) 493-9300
                           ---------------------------

                  Approximate date of commencement of proposed
              sale to the public: As soon as practicable after the
                 effective date of this Registration Statement.
                           ---------------------------


     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                                     ---------------------------

                                                   CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                             Proposed               Proposed
                                                      Amount                  Maximum                Maximum            Amount of
          Title of Securities to                      to be               Offering Price            Aggregate          Registration
               be Registered                        Registered             Per Share(1)          Offering Price            Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock...........................           6,829,725 shares            $0.54              $3,688,051.50           $1,087.98
====================================================================================================================================

(1) The Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(c) on the basis of the average of the high and low asked prices reported on the OTC Bulletin Board on May 20, 1998.

                           ---------------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                                   PROSPECTUS


                                6,829,725 SHARES

                               TELEGEN CORPORATION

                                  COMMON STOCK


         This Prospectus may be used for the offer and sale, from time to time, of up to 6,829,725 shares (the "Shares") of common stock of Telegen Corporation, a California Corporation (the "Company" or "Telegen"), for the account of the security holders identified below (the "Security Holders"), who received certain securities convertible into the Shares pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act"), provided by Section 4(2) thereof, such Shares to be received in connection with the conversion of Notes and the exercise of Warrants as more fully described under the section entitled "The Company" herein. The Company will not receive any proceeds upon conversion of the Notes and will receive up to $1,072,085.26 upon exercise of the Warrants. The expenses incurred in registering the Shares, including legal and accounting fees, will be paid by the Company. None of the shares offered pursuant to this Prospectus have been registered prior to the filing of the Registration Statement of which this Prospectus is a part.

         The Company is listed on the OTC Bulletin Board for trading of its Common Stock under the symbol "TLGN."

                           ---------------------------

         See "Risk Factors" on page 6 for a discussion of certain factors that should be considered by prospective purchasers of the shares offered hereby.


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           ---------------------------

                  The date of this Prospectus is ________, 1998

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, Seven World Trade Center, New York, New York 10048, and Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of the prescribed fees. In addition, the Commission maintains a Website (http:\\www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission through the Electronic Data Gathering, Analysis, and Retrieval system.

         This Prospectus constitutes a part of a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the shares covered by this prospectus, reference is made to the Registration Statement. Statements contained herein concerning the provisions of any document are not necessarily complete, and each such statement is qualified in its entirety by reference to the copy of such document filed with the Commission.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission are hereby incorporated by reference in this Prospectus: (i) the Company's Annual Report filed on Form 10-K for the fiscal year ended December 31, 1997 filed with the Commission on April 15, 1998 and amended on April 30, 1998, (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998,
(iii) the Company's Report on Form 8-K filed with the Commission on January 15, 1998, (iv) the Company's Report on Form 8-K filed with the Commission on March 24, 1998, and (v) the Company's Report on Form 8-K filed with the Commission on April 7, 1998.

         All reports and other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement incorporated herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

         The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be submitted in writing to Investor Relations at the Company's principal executive offices at 101 Saginaw Drive, Redwood City, CA 94063 or by telephone at (650) 261-9400.

                           ---------------------------

                                   THE COMPANY

         Telegen Corporation ("Telegen" or the "Company") is a high technology company with products in development in the flat panel display market. At present, Telegen's only operating business is Telegen Display Laboratories, Inc. ("TDL"), a California corporation, a controlled second tier subsidiary of the Company which has developed a low-cost flat panel technology to compete with other types of flat panel displays. Telegen Communications Corporation ("TCC"), a California corporation and wholly owned subsidiary of the Company, was in the business of developing and selling products to the telecommunications industry until TCC sold all of its operating business assets on April 1, 1998. Telegen's corporate offices are located at 101 Saginaw Road, Redwood City, CA 94063, (650) 261-9400.

         Common Stock and Warrants Subscription. On October 7, 1997, Telegen initiated a private offering on a subscription basis of up to 500,000 units (each, a "Unit") to accredited investors (the "Unit Investors"), as that term is defined in Rule 501(a) ("Rule 501(a)") of the Securities Act of 1933 (the "Act"), with a purchase price per Unit of $2.00 (the "Unit Offering"). Each Unit consisted of (i) one share of Common Stock, (ii) a warrant to purchase one share of the Company's Common Stock at a $0.01 per share exercise price (each, a "$0.01 Warrant"), and (iii) a warrant to purchase one share of the Company's Common Stock at a $4.00 per share exercise price (each, a "$4.00 Warrant," the $0.01 Warrants and the $4.00 Warrants are collectively the "Warrants"). As of October 21, 1997 the Unit Offering was fully subscribed.

         Units purchased under the Unit Offering are subject to lock up provisions which limit the ability of a holder of Common Stock or to sell Common Stock received upon exercise of the Warrants. The purchased Units are divided into four (4) equal groups (each, a "Group"), each having a separate lock-up period (the "Lock-Up Period") for the resale of Common Stock purchased and the sale of Common Stock upon exercise of the Warrants. The Lock-Up Period for each Group expires on January 1, 1998, April 1, 1998, July 1, 1998 and October 1, 1998, respectively.

         On March 19, 1998, the Company made available to the Unit Investors an exchange offer for the Common Stock held thereby and received directly in the Unit Offering or through exercise of warrants received in the Unit Offering (the "Exchange Offer"). Under the Exchange Offer, the Unit Investors were offered convertible subordinated promissory notes (the"Notes") for their shares of Common Stock with a face value equal to the number of shares of Common Stock tendered under the Exchange Offer multiplied by the five-day average of the Company's closing trading prices on the OTC Bulletin Board prior to March 17, 1998 (the "Conversion Price"). The Notes have a one-year term with a six percent (6%) balloon interest payment due at the end of the term of the Note. The Notes are subordinated to all other existing debt of the Company, both as to interest payment and upon liquidation. The Notes are also convertible to Common Stock at any time by a holder thereof, such number of shares of Common Stock to be determined by dividing the amount of face value of the Note tendered by the Conversion Price and such shares are also subject to the Lock-Up Period. The Company in its discretion may prepay any portion of principal or interest of the Notes in cash or stock subject to a fifteen (15) day prior written notice to holders thereof. Under the Exchange Offer 875,000 shares of Common Stock were exchanged for Notes by the Unit Investors, as of the date hereof.

         The Notes are "restricted securities" as that term is defined in Rule 144 and this Registration Statement is used to register the issuance of up to 75,000 shares of Common Stock to the holders thereof upon conversion of $33,315 in face value of the Notes to Common Stock.

         Convertible Promissory Notes and Warrants. On April 1, 1998, Telegen initiated a private offering of Convertible Promissory Notes and Warrants to accredited investors, as that term is defined in Rule 501(a) (the "Note and Warrant Investors"), pursuant to certain Note and Warrant Purchase Agreements, (the "Agreements").

Under the terms of the Agreements, the Note and Warrant Investors each received securities consisting of (i) a convertible promissory note, convertible to Common Stock of the Company at a $0.38 per share conversion price (each a "Convertible Note") and (ii) a warrant to purchase a certain number of shares of the Company's Common Stock, at a $0.38 per share exercise price (each a "$0.38 Warrant"). As of May 7, 1998, the Company sold two (2) Convertible Notes with an aggregate face value evidencing $1,015,532 in indebtedness and two (2) $0.38 Warrants exercisable for an aggregate of 2,672,452 shares of the Company's Common Stock.

         Each Convertible Note has a twelve (12) month term from the date of issuance and carries simple interest at 6% per annum, payable one year from the date of issuance. The Company in its discretion may prepay any portion of principal or interest of the Convertible Note in cash subject to a fifteen (15) day prior written notice to the holder thereof. The Convertible Note holder may convert the Convertible Note at any time into Common Stock at a conversion price of $0.38, such conversion price to be adjusted in a reorganization, reclassification, stock split, or similar transaction. Each $0.38 Warrant has a two (2) month term from issuance and is immediately exercisable from the issuance date thereof.

         In connection with placing the Convertible Notes and $0.38 Warrants with the Note and Warrant Investors, as partial consideration for their services, R.S. Kirpalani received a Convertible Note with a face value of $50,000 and an immediately exercisable warrant to purchase 13,158 shares of Common Stock with a $0.38 per share exercise price with an expiration date of December 31, 1998 (the "Kirpalani Warrant") and Capitol Bay Securities received an immediately exercisable warrant to purchase 135,666 shares of Common Stock with a $0.38 per share exercise price and an expiration date of June 21, 1998 (the "CBS Warrant"). The Kirpalani Warrant and the CBS Warrant are collectively the "Placement Agent Warrants".

         The Convertible Notes, the $0.38 Warrants and the Placement Agent Warrants are "restricted securities" as that term is defined in Rule 144 and this Registration Statement is used to register the issuance of Common Stock, if any, upon conversion of the Convertible Notes to Common Stock and the issuance of Common Stock upon exercise of the $0.38 Warrants and upon exercise of the Placement Agent Warrants.

         Nevada Anderson Convertible Promissory Note. In August 1997, the Company initiated a private offering on a subscription basis of 222,222 shares of its common stock, no par value (the "Common Stock") to accredited investors (the "Common Investors"), as that term is defined in Rule 501(a) of the Securities Act of 1933, as amended (the "Act"), at a per-share price of $2.25 (the "Common Offering"). As of September 30, 1997, the Company had closed the Common Offering and had sold 220,404 shares of Common Stock pursuant thereto.

         Nevada Anderson, Inc. a Nevada corporation ("Anderson") purchased 111,111 shares of Common Stock in the Common Offering. In connection with the Common Offering, Anderson and Three Sons, LLC, an Arizona limited liability company ("Three Sons") entered into a Put Call Option Agreement (the "Put/Call Agreement"). Under the Put/Call Agreement Three Sons granted to Anderson the right to sell to Three Sons 111,111 shares of Common Stock at $2.70 per share (the "Put"). In addition, under the Put/Call Agreement Three Sons received from Anderson the right to purchase from Three Sons 111,111 shares of Common Stock at $2.70 per share. Both of these rights terminate upon mutual consent of Anderson and Three Sons. In connection with the Common Offering, the Company guaranteed Three Sons' Put obligation, beginning on the date thirty (30) days after Anderson's purchase of the Common Stock (the "Guarantee"). The Company and Anderson have agreed to satisfy their respective rights and obligations under the Put/Call Agreement and Guarantee under a Satisfaction and Release Agreement dated May 5, 1998 whereby Anderson would surrender its shares to the Company and release the Company from its obligations to Anderson under the Guarantee in exchange for a convertible Promissory Note with a $300,000 face value (the "Anderson Note").

         Of the $300,000 in principal of the Anderson Note, $100,000 in principal must be repaid on June 13, 1998 and thereafter in $50,000 installments on the 13th day of every month until all the principal on the Anderson Note is paid in full. The Anderson Note can be repaid in cash or in shares of Common Stock at the Company's election, the number of such shares determined by dividing the repayment amount by the Anderson Conversion Price. The Anderson Conversion Price is equal to the average of the closing market prices of the Common Stock on the five (5) trading days immediately before such repayment date.

         The Anderson Note is a "restricted security" as that term is defined in Rule 144 and this Registration Statement is used to register the issuance of Common Stock, if any, to Anderson upon conversion of principal repayments on the Anderson Note.


                                  RISK FACTORS

         In addition to the other information in this Prospectus, the following factors should be considered carefully in evaluating an investment in the shares of Common Stock offered by this Prospectus. The discussion in this Prospectus contains forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in "Risk Factors" and "The Company" as well as those discussed elsewhere in this Prospectus.

Telegen's Capital Needs

         Telegen's current working capital is very limited. The Company has a limited amount of readily available funds to cover immediate working capital needs such as employee wages, wage taxes, social security taxes, and lease payments. There can be no assurance that the Company will be able to obtain such funding on acceptable terms, or if at all to meet its immediate capital demands. If adequate funds are not available as required, Telegen will not be able to continue operations. In connection with the Company's financial condition, the Company's independent accountants have included in their report for the financial statements for the fiscal year end 1997 an explanatory paragraph related to the Company's ability to continue as a going concern.

           Assuming Telegen can obtain adequate short-term capital, Telegen's future capital requirements will depend upon many factors, including the extent and timing of acceptance of Telegen's products in the market, the progress of Telegen's research and development, Telegen's operating results and the status of competitive products. Additionally, Telegen's general working capital needs will depend upon numerous factors, including the progress of Telegen's research and development activities, the cost of increasing Telegen's sales, marketing and manufacturing activities and the amount of revenues generated from operations. Although Telegen believes it will obtain significant additional funding through 1998, there can be no assurance that Telegen will be able to obtain such funding or that it will not require additional funding, or that any additional financing will be available to Telegen on acceptable terms, if at all to meet its capital demands through 1998. If adequate funds are not available as required, Telegen's results of operations will be materially adversely affected. Telegen believes it requires substantial capital to complete development of a finished prototype of its flat panel display technology, and that additional capital will be needed to establish a high volume production capability. There can be no assurance that any additional financing will be available to Telegen on acceptable terms, if at all. If adequate funds are not available as required, Telegen's results of operations from the flat panel technology will be materially adversely affected.

History of Telegen Operating Losses; Accumulated Deficit and Minimum Revenues

         Telegen's predecessor, Telegen Communications Corporation ("TCC"), was incorporated in 1990 and first shipped products in 1991. Telegen has been engaged in lengthy development of its products and has incurred significant operating losses in every fiscal year since its inception. The cumulative net loss for the period from inception through March 31, 1998 was $22,718,761. In order to become profitable, Telegen must increase sales of its existing products, develop, commercialize and sustain volume manufacturing of its flat panel products, develop new products for new and existing markets, manage its operating expenses and expand its distribution capability. There can be no assurance that Telegen will meet and realize these objectives or ever achieve profitability.

Litigation

         On January 7, 1998, IPC Corporation, Ltd., Transtech Electronics Pte. Ltd., and IPC Transtech Display Pte. Ltd. (the "Plaintiffs") filed an action (the "Complaint") in San Mateo County Superior Court against the Company, Telegen Display Laboratories, Inc. ("TDL") and certain former officers and/or directors of the Company. Plaintiffs allege that defendants made false and misleading statements to the Plaintiffs when the Company sold TDL common stock for $5,000,000 to the Plaintiffs on or about May 30, 1996. The Complaint alleges violations of Cal. Corp. Code ss.ss. 25401, 25501, fraud and deceit and negligent misrepresentation. It seeks rescission of the purchase of TDL common stock and restitution of $5,000,000, unspecified compensatory and punitive damages, interest, costs and attorneys' fees. The Company and TDL recently were served with the Complaint. The Company believes the Complaint is without merit and intends to defend such matter vigorously. To the extent the Plaintiffs were to succeed in this matter, Telegen's results of operations and financial condition would be materially adversely affected.

Telegen's Exposure to Technological and Market Change; Difficulty in Developing Flat Panel Technology

         The market for Telegen's products is characterized by rapid technological change and evolving industry standards and is highly competitive with respect to timely product innovation. The introduction of products embodying new technology and the emergence of new industry standards can render existing products obsolete and unmarketable. Telegen's success will be dependent in part upon its ability to anticipate changes in technology and industry standards and to successfully develop and introduce new and enhanced products on a timely basis. If Telegen is unable to do so, Telegen's results of operations will be materially adversely affected.

         With regard to its flat panel display technology, there are other more developed and accepted flat panel display technologies already in commercial production which will compete with Telegen's technology. The Company has not finished the development of a completed prototype of the HGED flat panel display technology. The Company believes it can successfully scale its HGED flat panel display technology to 10.5 inch diagonal displays. At present, the Company does not believe that scalability of this generation of its technology beyond such levels is feasible. However, the Company does have preliminary design concepts for a second generation of its technology which might provide additional scalability. There can be no assurance that Telegen will be successful in the development of its flat panel technology or that Telegen will not encounter technical or other serious difficulties in its development, commercialization or volume manufacturing which would be materially adverse to Telegen's results of operations.

Telegen's Dependence Upon Key Personnel

         Telegen's future success will depend in significant part upon the continued service of certain key technical and senior management personnel, and Telegen's ability to attract, assimilate and retain highly qualified technical, managerial and sales and marketing personnel. Competition for such personnel is intense, and there can be no assurance that Telegen can retain its existing key managerial, technical or sales and marketing personnel or that it can attract, assimilate and retain such employees in the future. The loss of key personnel or the inability to hire, assimilate or retain qualified personnel in the future could have a material adverse effect upon Telegen's results of operations.

         Telegen has entered into agreements with each of its executive officers (as well as all other full-time employees) that prohibit disclosure of confidential information to anyone outside of Telegen both during and subsequent to employment and require disclosure and assignment to Telegen of all proprietary rights to any ideas, discoveries or inventions relating to or resulting from the officer's work for Telegen.

Flat Panel Competition; Flat Panel Patent(s)

         The market for flat panel displays is dominated by major Japanese companies such as Sharp Electronics, Toshiba and Sony. Telegen expects this competition to continually increase. There can be no assurance that Telegen will be able to compete effectively against its competitors, many of whom may have substantially greater financial resources than Telegen. Flat panel displays manufactured utilizing AMLCD technology have been in production for almost ten
(10) years and have proven market acceptance. New technologies, such as FED and Color Plasma, are in development by a number of potential competitors, some of whom have greater financial resources than Telegen. Telegen does not own or lease a manufacturing facility for, and has not begun the process of, volume manufacturing of flat panel displays. There can be no assurance that Telegen's HGED technology can compete successfully on a cost or display quality basis with these other technologies. Further, there can be no assurance that Telegen's efforts to obtain patent protection for its HGED technology will be successful or, if patent protection is obtained, that Telegen's patent(s) will provide adequate protection.

Telegen's Need to Develop Marketing Experience

         Telegen has limited marketing experience, and expanding Telegen's markets will require significant expenses, including additions to personnel. There can be no assurance that Telegen will have all the capital resources necessary to expand its sales and marketing operations, or that Telegen's attempts to expand its sales and marketing efforts will be successful.

Intellectual Property

         Telegen relies on a combination of patents, trade secret and other intellectual property law, nondisclosure agreements and other protective measures to preserve its rights pertaining to its technology and products. Such protection, however, may not preclude competitors from developing products similar to those of Telegen. In addition, the laws of certain foreign countries do not protect Telegen's intellectual property rights to the same extent as do the laws of the United States. There can also be no assurance that third parties will not assert intellectual property infringement claims against Telegen. One such matter was recently dismissed without prejudice to the Company but there is no assurance that more claims will not be initiated from litigants with more resources than Telegen. There is no assurance that Telegen will prevail in such litigation seeking damages or an injunction against the sale of Telegen's products or that Telegen will be able to obtain any necessary licenses on reasonable terms or at all.

Listing of the Company's Stock on the OTC Bulletin Board

         The Company currently trades its stock on the OTC Bulletin Board (the "OTC BB"). The OTC BB is a real-time electronic quotation service for over-the-counter securities. The OTC BB is not an automated quotation system and is characterized by low volume of trading. There is no assurance that the OTC BB can or will provide sufficient liquidity to holders of the Company's Common Stock. The Company was trading on the Nasdaq SmallCap Market until January 22, 1998 and intends to return to it as soon as it meets the listing and maintenance requirements. On February 22, 1998, Nasdaq raised such listing and maintenance requirements. There can be no assurance that trading on the OTC BB will provide investors with sufficient liquidity for the purchase and sale of the Common Stock or that the Company will be able to meet the higher Nasdaq SmallCap Market ("SmallCap") listing and maintenance requirements that have been in effect since February 22, 1998, in the near future, or if at all, or that if the Company does meet the SmallCap requirements that a broad trading market will develop in the Common Stock.


                                 USE OF PROCEEDS

         The Company will not receive any proceeds from the conversion of the Notes by the Security Holders. The Company will receive up to $1,072,085.26 from the exercise of the $0.38 Warrants and Placement Agent Warrants (the
"Warrants"). The Company intends to use the proceeds of $1,072,085.26 from exercise of the Warrants for working capital and general corporate purposes.


                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                              PLAN OF DISTRIBUTION

         This Prospectus registers 4,008,446 shares of Common Stock to be issued upon the conversion of the Notes by the various security holders described herein and 2,821,276 shares of Common Stock to be issued upon exercise of the Warrants by the various security holders described herein. For a discussion of the terms and placement arrangements, if any, of such Notes and Warrants, see the section entitled "The Company" herein.

         The  Registrant  hereby  represents  that it has furnished the Security
Holders with written material containing the information required by rule 14a-3(b) under the securities and Exchange Act of 1934, as amended, and items 401, 401 and 403 of Regulation S-K of the Securities Act of 1933, as amended.

         Upon conversion of the Notes or exercise of the Warrants, the holders thereof shall receive registered Common Stock from the Company, which may be sold in any one or more transactions on the OTC BB, or any exchange on which the Common Stock may then be listed in the over-the-counter market or otherwise in negotiated transactions or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

         The following table sets forth as of May 22, 1998 the number of Common Stock to be issued upon the Conversion of the Notes or exercise of the Warrants by the Security Holders.


                                                             Shares of
                                                  Common Stock to be Issued Upon
                                                     Conversion of the Notes or
        Name of Security Holder                        Exercise of the Warrants
------------------------------------------------  -----------------------------

Exercise of Warrants
--------------------
Denis S.K. Low .................................            1,315,790
Stock Acquisition LLC (1) ......................            1,356,663
R.S. Kirpalani .................................               13,158
Capitol Bay Securities .........................              135,666
                                                            ---------
Sub-Total                                                   2,821,277

Conversion of Notes
-------------------
Denis S.K. Low .................................            1,315,790
R.S. Kirpalani .................................              131,579
Stock Acquisition L.L.C ........................            1,356,663
Gruber & McBain International ..................               60,000
Lagunitas Partners, L.P. .......................               15,000
Nevada Anderson, Inc. (2) ......................            1,129,416
                                                            ---------
Sub-Total                                                   4,008,448

Total                                                       6,829,725
                                                            =========

---------------------------
(1) The Company has been informed by Stock Acquisition LLC that Stock Acquisition LLC will transfer such warrant to Eureka Capital Corp., a Hong Kong corporation, prior to exercise of such warrant.
(2) For the purposes of determining the numbers of shares to which Nevada Anderson reasonably could be entitled upon the conversion of the Note, the number of shares to be issued was calculated by dividing the face value of $300,000 by a conversion price $0.265624 (as of the date hereof, the lowest closing price for the Company's Common Stock in 1998). The Company anticipates that based on market prices for the Company's Common Stock on the OTC BB that it will issue significantly less shares of Common Stock in connection with such conversion.


                                  LEGAL MATTERS

         Certain legal matters relating to the validity of the securities offered hereby will be passed upon for the Company by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.

                                     EXPERTS

         The consolidated balance sheets of Telegen Corporation and Subsidiaries as of December 31, 1997 and 1996, and the consolidated statements of operations, shareholders' equity/(deficit), and cash flows for each of the three years in the period ended December 31, 1997, incorporated by reference in this Registration Statement from the Form 10-K for the fiscal year ended December 31, 1997, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

================================================================================



                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Available Information .....................................................    3
Incorporation of Certain Documents by Reference ...........................    3
The Company ...............................................................    4
Risk Factors ..............................................................    6
Use of Proceeds ...........................................................    9
Plan of Distribution ......................................................   10
Legal Matters .............................................................   10
Experts ...................................................................   11

                           ---------------------------

         No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information and representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the Shares by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Under no circumstances shall the delivery of this Prospectus or any sale made pursuant to this Prospectus, create any implication that the information contained in this Prospectus is correct as of any time subsequent to the date of this Prospectus.


================================================================================



                           ---------------------------


                                     TELEGEN
                                   CORPORATION


                           ---------------------------



                                  Common Stock






                                   PROSPECTUS



                                  _______, 1998


================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the various expenses, all of which will be paid by the Registrant in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions, if any. All of the amounts shown are estimates except the SEC registration fee.



SEC registration fee ............................................        $ 1,088
Legal fees and expenses .........................................        $15,000
Accounting fees and expenses ....................................        $ 5,500
Transfer agent's and registrar's fees and expenses ..............        $ 1,000
Miscellaneous expenses ..........................................        $ 2,412
                                                                         -------
Total ...........................................................        $25,000
                                                                         =======


ITEM 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article V of the Company's Amended Articles of Incorporation and Article VI of the Company's Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the California Corporations Code. In addition, the Company has entered into indemnification agreements with its officers and directors.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the California Corporation Law and Bylaws of the Company, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


ITEM 16.          EXHIBITS


 EXHIBIT
  NUMBER                          DESCRIPTION
  ------                          -----------
   4.2 Form of Convertible Promissory Note issued by the Company to certain holders of Common Stock pursuant to certain Exchange Offer Agreements dated March 24, 1998.+
   4.3 Form of Convertible Promissory Note issued by the Company to the investors and to a placement agent for the Note and Warrant Financing initiated on April 1, 1998.
   4.4 Form of $0.38 Warrant to purchase Common Stock issued by the Company to investors in the Note and Warrant Financing initiated on April 1, 1998.
   4.5 Form of $0.38 Warrant to purchase Common Stock issued by the Company to placement agents for the Note and Warrant Financing initiated on April 1, 1998.

   4.6   Form  of  Convertible   Promissory  Note  issued   to  Nevada  Anderson
         pursuant to that certain Satisfaction and Release Agreement dated May 5, 1998.
   5.1   Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
  23.1   Consent of Coopers & Lybrand, L.L.P., Independent Accountants
  23.2   Consent of Counsel (included in Exhibit 5.1)
  24.1   Power of Attorney  (included in the signature page herein)
  27.1   Financial Data Schedule+
---------------------------
+ Incorporated by Reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997 filed with the Commission on April 15, 1998 and amended on April 30, 1998.


ITEM 17.       UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  a. To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  b. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  c. To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                     Provided, however, that paragraphs (a) and (b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the Registration Statement.

         2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Telegen Corporation, a corporation organized and existing under the laws of the State of California, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on this 22nd day of May 1998.


                                                      TELEGEN CORPORATION


                                                      By: /s/ Fred Y. Kashkooli
                                                         -----------------------
                                                         Fred Y. Kashkooli,
                                                         Chief Executive Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Fred
Y. Kashkooli as attorney-in-fact for him or her in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

        Signature                                Title                               Date
----------------------------        -----------------------------------        -----------------
/s/ Fred Y. Kashkooli               Chief Executive Officer (principal            May 22, 1998
----------------------------        executive, financing and accounting
    Fred Y. Kashkooli               officer)

/s/ Gilbert F. Decker               Chairman of the Board of Directors            May 22, 1998
----------------------------
    Gilbert F. Decker
                                    Director
----------------------------
    James R. Iverson

/s/ Frederick T. Lezak, Jr.         Director                                      May 22, 1998
---------------------------
    Frederick T. Lezak, Jr.

                                                II-4



        Signature                                Title                               Date
----------------------------        -----------------------------------        -----------------

    /s/ Larry J. Wells              Director                                      May 22, 1998
---------------------------
    Larry J. Wells

    /s/ Gregory Bell                Director                                      May 22, 1998
---------------------------
     Gregory Bell

____________________________        Director
   Jessica L. Stevens

____________________________        Director
     Bonnie Crystal

                                INDEX TO EXHIBITS


 EXHIBIT                                                           SEQUENTIALLY
 NUMBER                       DESCRIPTION                          NUMBERED PAGE
 ------                       -----------                          -------------
   4.2   Form  of  Convertible Promissory Note issued by the            --
         Company to certain holders of Common Stock pursuant
         to certain  Exchange Offer  Agreements  dated March
         24, 1998.+
   4.3   Form  of  Convertible Promissory Note issued by the            II-7
         Company to the investors  and to a placement  agent
         for the Note and  Warrant  Financing  initiated  on
         April 1, 1998.
   4.4   Form  of  $0.38  Warrant to purchase  Common  Stock            II-18
         issued by the Company to  investors in the Note and
         Warrant Financing initiated on April 1, 1998.
   4.5   Form  of  $0.38  Warrant to purchase  Common  Stock            II-31
         issued by the Company to  placement  agents for the
         Note and Warrant  Financing  initiated  on April 1,
         1998.
   4.6   Form  of   Convertible  Promissory  Note  issued to            II-35
         Nevada   Anderson    pursuant   to   that   certain
         Satisfaction  and  Release  Agreement  dated May 5,
         1998.
   5.1   Opinion  of  Wilson  Sonsini   Goodrich  &  Rosati,            II-40
         Professional Corporation
   23.1  Consent of Coopers & Lybrand,  L.L.P.,  Independent            II-41
         Accountants
   23.2  Consent of Counsel (included in Exhibit 5.1)                   --
   24.1  Power of Attorney  (included in the signature  page            --
         hereof)
   27.1  Financial Data Schedule+                                       --
---------------------------
+    Incorporated  by Reference to the  Registrant's  Annual
     Report on Form 10-K for the year ended December 31, 1997 filed with the Commission on April 15, 1998 and amended on April 30, 1998.

                            II-6